                                                          EXHIBIT 21

                   SUBSIDIARIES OF THE REGISTRANT

    The following is a list of Solutia's subsidiaries as of December 31, 1999, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                              Percentage of
                                                              Voting Power
                                                                Owned by
                                                                 Solutia
                                                              -------------
Monchem, Inc................................................      100%

Monchem International, Inc..................................      100%

Solutia Systems, Inc........................................      100%

Solutia International Sales, Inc............................       99%

Solutia Europe S.A./N.V.....................................      100%

Alhadar Holding B.V.........................................      100%

Solutia Netherlands International B.V.......................      100%

Solutia Deutschland Holding GmbH............................      100%

                                 22